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                                                                  EXHIBIT 10.Q.1

                             FIRST AMENDMENT TO THE
                          EL PASO NATURAL GAS COMPANY
                      RETIREMENT INCOME PLAN FOR DIRECTORS

         The El Paso Natural Gas Company Retirement Income Plan for Directors (the "Plan") is hereby amended pursuant to Section 5.02 of the Plan as follows, effective as of October 13, 1994:

1.       Section 2.01 is hereby amended to read as follows:

         "2.01 The Plan shall be administered by the Management Committee consisting of the Chief Executive Officer of the Company and such other senior officers of the Company as he or she shall designate. Subject to approval by the Compensation Committee (the "Committee") of the Board of Directors of the Company, the Management Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it from time to time as it deems proper and in the best interests of the Company, and to take any other action necessary for the administration of the Plan. Any decision or interpretation adopted by the Management Committee shall be final and conclusive and shall be binding upon all participants."

2.       A new Section 5.02 is added to read as follows and existing Section
5.02 is renumbered 5.03:

         "5.02 The compensation to be paid to the Participants is an unfunded obligation of the Company; however, the Management Committee may direct that an amount equal to all or a portion of the compensation accrued under this Plan shall be invested by the Company as the Management Committee, in its sole discretion, shall determine. The Management Committee may, in its sole discretion, determine that all or a portion of an amount equal to the compensation accrued under this Plan shall be paid into one or more grantor trusts to be established by the Company of which it shall be the beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants receive benefits under the Plan. The Management Committee may designate an investment advisor to direct investments and reinvestments of the funds."
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         IN WITNESS WHEREOF, this instrument is executed by the Company, pursuant to the authority duly granted by the Compensation Committee of its Board of Directors.

         SIGNED, this 24th day of October, 1994, to be effective as provided above.

                                          EL PASO NATURAL GAS COMPANY

                                          /s/ JOEL RICHARDS


Attest:

/s/ STACY J. JAMES





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